UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2008

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Experimental Station, Route
141 & Henry Clay Road,
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2008, John A. Keller submitted his resignation as Incyte Corporation’s Executive Vice President and Chief Business Officer.

Item 5.03           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2008, the board of directors of Incyte Corporation (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”), as described below.

Advance Notice Provisions.  The advance notice provisions, which are set forth in Article I, Section 2 and Article II, Section 1of the Bylaws, have been updated and revised.  The provisions require stockholders to give the Company advance notice of business or nominations for director proposed to be brought at an annual meeting.  These provisions have been revised to change the required time for that notice from no less than 60 days nor more than 90 days prior to the scheduled date of the meeting to no less than 90 days nor more than 120 days prior to the first anniversary date of the previous year’s annual meeting, subject to certain exceptions, as described in more detail below.  The advance notice provisions have also been made applicable to any stockholder nominations proposed to be made at a special meeting of stockholders.

In addition, the advance notice provisions now require a stockholder’s notice to include additional information, including details of derivative holdings, agreements and other arrangements regarding the stockholder’s and its affiliates’ shares, agreements between the stockholder or its affiliates and any director nominee, and whether any stockholder nominee would, if elected, tender his or her irrevocable resignation in accordance with the majority voting policy set forth in the Company’s Corporate Governance Guidelines.  Additional requirements also were added to the advance notice provisions, including a requirement that any business submitted by or nomination proposed by a stockholder will not be considered at a meeting (i) if the stockholder does not provide certain share ownership and other information updated as of the record date of the meeting or (ii) if the stockholder or a qualified representative of the stockholder does not appear to present the business or nomination.  Article I, Section 2 of the Bylaws also was amended to clarify that the advance notice provisions relating to stockholder proposals do not apply to stockholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) and are included in the Company’s proxy statement.

As a result of the Bylaw amendments, a stockholder may only bring business before an annual meeting if the stockholder (i) is a stockholder of record at the time of giving of the notice provided for in Article I, Section 2 of the Bylaws and also at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in Article I, Section 2 of the Bylaws.  These requirements apply to any business to be brought before an annual meeting by a stockholder, other than (1) the nomination of a person for election as a director, which must be made in compliance with Article II, Section 1 of the Bylaws, and (2) matters properly brought under Rule 14a-8 and included in the Company’s notice of meeting.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice to the Company’s secretary in proper written form of the stockholder’s intent to propose such business and the business proposed must be otherwise proper to be brought before the meeting. To be timely, the stockholder’s notice must be received by the Company’s secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be received by the Company’s secretary not later than the close of business on the later of (x) the 90th day prior to the date of the meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement (as defined in the Bylaws) of the date of such scheduled annual meeting was first made.  An adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of the stockholder’s notice described above.  To be in proper form, a stockholder’s notice must comply with the requirements set forth in Article I, Section 2 of the Bylaws.

Similarly, as a result of the Bylaw amendments, a stockholder may make a nomination of a person or persons for election to the board of directors at an annual meeting only if the stockholder (i) is a stockholder of record at the time of giving of the notice provided for in Article II, Section 1 of the Bylaws and at the time of the annual meeting, (ii) is entitled to vote for the election of directors at the meeting, and (iii) complies with the notice procedures set forth in Article II, Section 1 of the Bylaws.  Stockholder nominations must be made pursuant to timely notice in writing to the Company’s secretary notice and the notice must comply with the requirements set forth in Article II, Section 1 of the Bylaws.  The time periods for submitting the notice are the same as set forth above with respect to business proposed to be brought by a stockholder.

Other Provisions.

Article I, Section 8 was amended to clarify that the vote of the holders of a majority of the voting power of the capital stock, rather than a majority of the stock, shall decide questions brought before a meeting, except as otherwise expressly provided by law, the Company’s certificate of incorporation, or the Bylaws.

Article I, Section 9 was amended to provide that proxies must be filed with the Company’s secretary or the inspector of election for a meeting at the beginning of the meeting in order to be counted in any vote at the meeting, and to clarify the circumstances under which proxies shall continue to be in full force and effect.

Article II, Section 3 was amended to clarify that sole power to fill vacancies in the board of directors and newly created directorships resulting from any increase in the authorized number of directors is held by the board.

Article II, Section 9 was amended to add the chairman of the board to the list of persons who may call special meetings of the board.

The provisions set forth in Article III enumerating the officers of the Company were amended to provide expressly for a chief financial officer.

The provisions relating to indemnification in Article V were amended to provide some clarification and consistency with respect to expenses, liabilities and losses against which a director, officer, employee or agent of the corporation may, if authorized under Article V, be indemnified, without substantively changing those provisions.

Article VI, Section 3 was amended to add language regarding the transfer of uncertificated shares.

Article VI, Section 4 was amended to clarify and expand the provisions describing the board of directors’ ability to set record dates for stockholder meetings and actions to enable the board to set a record date for stockholders entitled to act by written consent, in particular with respect to actions by written consent proposed by a stockholder.

Article VIII, Section 3 was amended to clarify that checks may be signed not only by persons designated by the board of directors, but also by persons designated by officers who have been delegated that authority.

In addition to the amendments described above, the Bylaws were amended to clarify language and the make various technical corrections and non-substantive changes.  The foregoing description is a summary and is qualified in its entirety to the full text of the amended and restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits.

3.1 Bylaws of the Company, as amended as of September 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 18, 2008

INCYTE CORPORATION

By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel